Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	2.4300%	83,700,000.00	21,187,733.35	43,297.65	219,023.50	0.00	219,023.50	262,321.15	20,968,709.85
Factors per Thousand				0.51729570	2.61676822		2.61676822	3.13406392	250.52222043
B	2.8500%	6,300,000.00	1,594,775.57	3,822.24	16,485.64	0.00	16,485.64	20,307.88	1,578,289.93
Factors per Thousand				0.60670476	2.61676825		2.61676825	3.22347302	250.52221111
Pool		90,000,000.00	22,782,508.92	47,119.89	235,509.14	0.00	235,509.14	282,629.03	22,546,999.78
Totals				0.52355433	2.61676822		2.61676822	3.14032256	250.52221978

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	42,905.10	392.55	43,297.65	2.4300%	0.00
B	3,787.50	34.74	3,822.24	2.8500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

Schedule of Remittance

Aggregate Amount Received		459,224.74
Amount Available in the Spread Account		1,706,106.81
Interest Earnings on Spread Account		1,798.12
Monthly Advances		0.00
(Servicing Fee) *		(26,012.21)
(Premium Protection Fee)		(28,790.05)
(Unreimbursed Monthly Advances)		0.00

	Available Funds	2,112,327.41

Bond Interest Distributed		47,119.89
Bond Principal Distributed		235,509.14
Escrow Fee		1,139.13
Specified Spread Account Requirement		1,766,216.68
(Required for Spread Account)		0.00
Spread Excess Distributed to Spread Acct Depositor		62,342.57

		2,112,327.41

* In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		22,782,508.92
Aggregate Ending Principal Balance of Loans		22,546,999.78
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		62,085.75
Excess and Monthly Payments		173,423.39
Recoveries on Previous Realized Losses		17,780.32
Interest Received		205,935.28
Amount of Monthly Advance		0.00
Compensating Interest		187.14
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,896,874.72
Specified Spread Account Requirement		1,766,216.68
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,828,559.25
Excess Spread / Extra Interest	64,743.24	73,498.20
Weighted Average SBA Loan Interest Rate		6.8089%
Weighted Average Maturity		151.840
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$26,628.50

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

Exhibit K

Outstanding Balance — Pool	22,546,999.78
# Accounts	319

Outstanding Balance — Gross	79,463,157.39
# Accounts	319

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	176	12,912,703.36	57.270%
Delinquent 30-59 Days	2	59,342.96	0.263%
Delinquent 60-89 Days	2	135,097.89	0.599%
Delinquent 90-179	1	43,565.62	0.193%
Delinquent 180-719	2	338,900.15	1.503%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	183	13,489,609.98	59.828%

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	176	43,824,739.46	55.151%
Delinquent 30-59 Days	2	237,370.89	0.299%
Delinquent 60-89 Days	2	540,390.94	0.680%
Delinquent 90-179	1	174,262.15	0.219%
Delinquent 180-719	2	1,072,375.89	1.350%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	183	45,849,139.33	57.699%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		253	253	253
(iii)		0	0	0
(iv)		0	0	1
(v)		0	0	2
(x) (a&b)	(i)	1	1	1
	(ii)	0	0	0
	(iii)	0	0	0
	total	1	1	1
(x) (c&d)	(i)	3	3	3
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	3	3	3
(xii)		251	251	251

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300